UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2016 (August 1, 2016)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2016, Capstone Turbine Corporation (the “Company”) announced that Richard B. Lewis, the Vice President of Operations of the Company, would be leaving the Company to pursue other opportunities, effective August 26, 2016. On August 1, 2016, Mr. Lewis and the Company entered into a General Release and Separation Agreement (the “Separation Agreement”), which provides for, among other things, severance payments to Mr. Lewis equal to nine months of Mr. Lewis’s salary immediately prior to the termination of his employment, payable in accordance with the Company’s regular payroll practices. The Separation Agreement also includes a general release of the Company and its affiliates by Mr. Lewis. The Company expects that Paul R. Chase will be appointed as the Company’s Vice President of Manufacturing, effective on or around August 31, 2016. Mr. Chase has more than 30 years of experience in the manufacturing industry and most recently served as Director of Nuclear Quality Assurance of Ruhrpumpen, Incorporated Industrias E.G., S.A. de C.V., a producer of centrifugal pumps for industrial applications.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements may be identified by words such as “expects,” “objective,” “intend,” “targeted,” “plan” and similar phrases. These forward-looking statements are subject to market and other conditions and numerous other assumptions, risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission, that may cause the Company’s actual results to be materially different from any future results expressed or implied in such statements. The Company cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: August 5, 2016	By:	/s/ Jayme L. Brooks
Jayme L. Brooks Chief Financial Officer and Chief Accounting Officer